SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 are not applicable and therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement.

On March 20, 2007, STEN Credit Corporation (f/k/a Colfax Financial Corporation) (“STEN Credit”), a wholly-owned indirect subsidiary of STEN Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Flash Motors, Inc. (“Flash Motors”). Pursuant to the terms of the Settlement Agreement, the Consulting Agreement and Non-Compete Agreement dated November 16, 2006 by and between Flash Motors and STEN Credit was cancelled and the promissory notes dated November 16, 2006 in principal amount of $400,000 and $1,000,000, which were consideration for the consulting services to be provided, were also cancelled. Additionally, Settlement Agreement contains provisions regarding the use of the Colfax name, the use of certain officer space and STEN Credit’s rights to purchase certain notes receivable of Flash Motors. A copy of the Settlement Agreement is attached hereto as Exhibit 10.1.

In exchange for the cancellations of the existing consulting arrangement, the parties entered into a non-solicitation agreement dated March 20, 2007 (the “Non-Solicitation Agreement”), a copy of which is attached hereto as Exhibit 10.2. Under the Non-Solicitation Agreement, Flash Motors is prohibited from soliciting or accepting business from the existing accounts or customers of STEN Credit identified in the Non-Solicitation Agreement or certain prospective accounts or customers identified in the Non-Solicitation Agreement. The term of the Non-Solicitation Agreement is five years.

Under the Non-Solicitation Agreement, STEN Credit will pay Flash Motors $1,400,000 through a promissory note (the “Note”), a copy of which is attached hereto as Exhibit 10.3. Amounts under the Note bear interest at a rate of 13% per annum and is payable monthly, in arrears, beginning on April 1, 2007. The Note is dated as of March 1, 2007, with a term of 60 months beginning on such date. In the alternative, Flash Motors may demand $250,000 of the principal on November 14, 2008 and may demand additional increments of $250,000 of the principal every thirty days thereafter until the Note is paid in full, provided that Flash Motors provides STEN Credit with thirty days written notice of its intent to make such demand. STEN Credit may prepay the principal under the Note in whole or in part, without penalty or premium at any time.

The summaries of the Settlement Agreement, the Non-Solicitation Agreement and the Note do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1, 10.2 and 10.3, respectively to this Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01

Other Events.

Effective March 20, 2007, the Company’s wholly-owned indirect subsidiary, Colfax Financial Corporation, changed its corporate name to STEN Credit Corporation.

Item  9.01

Financial Statements And Exhibits.

Exhibit	Description
10.1	Settlement Agreement dated March 20, 2007 by and between Flash Motors, Inc. and STEN Credit Corporation (f/k/a Colfax Financial Corporation)
10.2	Non-Solicitation Agreement dated as of March 20, 2007 by and between STEN Credit Corporation (f/k/a Colfax Credit Corporation) and Flash Motors, Inc.
10.3	Promissory Note dated March 1, 2007 in principal amount of $1,400,000 by STEN Credit Corporation (f/k/a Colfax Financial Corporation) as maker and Flash Motors, Inc. as holder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 26, 2007

STEN CORPORATION

By: /s/ Kenneth W. Brimmer

Kenneth W. Brimmer

Chief Executive Officer